EXHIBIT 31.2

Certification of Principal Financial Officer Required by

Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended,

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, James R. Arnold, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of NextGen Healthcare, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 29, 2021	By: /s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer
(Principal Financial Officer)